UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Blair Corporation

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BLAIR CORPORATION
Warren, Pennsylvania

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS OF
BLAIR CORPORATION
to be held on Thursday, April 20, 2006

To The Stockholders:
      Notice is hereby given that the Annual Meeting of Stockholders of Blair Corporation, a Delaware corporation, will be held at The Library Theatre, 302 Third Avenue West, Warren, Pennsylvania, on Thursday, April 20, 2006, at 11:00 a.m., for the following purposes:

1.	To elect nine directors to serve for a term of one year and until their successors are elected and qualified;

2.	To approve an amendment to the Restated Certificate of Incorporation of Blair Corporation to authorize five million shares of preferred stock; and

3.	To ratify the appointment of Ernst & Young LLP as independent public accountants of Blair Corporation for the year 2006; and

4.	To transact such other business as may lawfully come before the meeting or any adjournments thereof.
      The Board of Directors has fixed the close of business on March 3, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting, or any postponements or adjournments thereof.
      Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting a proxy by telephone, by Internet or by completing, signing, dating and returning a proxy in the enclosed, postage paid, self addressed envelope. If you decide to attend the meeting, you may revoke the proxy at any time before it is voted.

Daniel R. Blair
Secretary

Dated:	March 24, 2006
Warren, Pennsylvania

PROXY STATEMENT
Solicitation and Voting of Proxies
Voting Securities
PRINCIPAL HOLDERS OF COMMON STOCK
PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL 1. ELECTION OF DIRECTORS
Section 16(a) Beneficial Ownership Reporting Compliance
PROPOSAL 2. APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION AUTHORIZING PREFERRED STOCK
EXECUTIVE COMPENSATION
Stock Option Grants
Long Term Compensation Program
Severance Agreements
COMMITTEES OF THE BOARD OF DIRECTORS
Audit Committee
REPORT OF THE AUDIT COMMITTEE
Compensation Committee
Compensation of Directors
Compensation Committee Interlocks and Insider Participation
Compensation Committee Report on Executive Officer Compensation
REPORT OF THE COMPENSATION COMMITTEE
Executive Committee
Nominating and Corporate Governance Committee
STOCK PERFORMANCE GRAPH
Security Holder Communications with the Board of Directors
PROPOSAL 3. APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
OTHER MATTERS
Receipt of Stockholder Proposals
Expense of Solicitation of Proxies

BLAIR CORPORATION
Warren, Pennsylvania
March 24, 2006
PROXY STATEMENT
Solicitation and Voting of Proxies
      This Proxy Statement solicits proxies on behalf of Blair Corporation (the “Company”) for use at the Annual Meeting of Stockholders of the Company, to be held at 11:00 a.m. on Thursday, April 20, 2006, at The Library Theatre, 302 Third Avenue West, Warren, Pennsylvania. The Company’s principal executive offices are located at 220 Hickory Street, Warren, Pennsylvania 16366.
      Under Delaware law, any person giving a proxy pursuant to this solicitation may revoke it at any time before it is voted by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.
      The shares represented by proxies received by the Company will be voted at the meeting, or at any adjournment thereof, in accordance with the specifications made therein. If no specifications are made on a proxy card, it will be voted FOR the nominees listed on the proxy card and FOR the other matters specified on the proxy card. Stockholders should note that while broker non-votes and votes for ABSTAIN will count toward establishing a quorum, passage of any proposal considered at the Annual Meeting will occur only if a sufficient number of votes are cast FOR the proposal. Accordingly, broker non-votes, votes to ABSTAIN and votes AGAINST will have the same effect in determining whether the proposal is approved.
      Other than the matters listed on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of the proxy card, however, confers on the designated proxies’ discretionary authority to vote the shares of Common Stock in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.
      A copy of the Company’s Annual Report on Form 10-K, including financial statements and a description of the Company’s operations for 2005 accompanies this Proxy Statement, but is not incorporated in this Proxy Statement by this reference. This Proxy Statement and the Notice of Meeting and enclosed proxy card are first being mailed to stockholders on or about March 24, 2006.
Voting Securities
      The securities, which may be voted at the Annual Meeting, consist of shares of common stock of the Company, without nominal or par value (the “Common Stock”), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting. There is no cumulative voting for the election of directors.
      The Board of Directors has fixed the close of business on March 3, 2006 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. As reported by the transfer agent, there were 3,960,766 shares of the Company’s Common Stock outstanding as of the Record Date.
      The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. In the event there are insufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.
      As to the election of directors, the enclosed proxy card enables a stockholder to vote FOR the election of the nominees proposed by the Board, or to WITHHOLD AUTHORITY to vote for one or more of the nominees being proposed. Under Delaware law and the Company’s bylaws, directors are elected by a majority of votes cast, without regard to either (i) broker non-votes; or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.
      As to the approval of an amendment to the Restated Certificate of Incorporation of the Company authorizing five million shares of preferred stock, by checking the appropriate box a stockholder may (i) vote FOR the item; (ii) vote AGAINST the item; or (iii) ABSTAIN from voting on such item. Under Delaware law and the Company’s bylaws, an amendment to the Restated Certificate of Incorporation requires a majority vote of all of the outstanding Common Stock in favor of such amendment.
      As to the ratification of Ernst & Young LLP as independent auditors of the Company and all other matters that may properly come before the Annual Meeting, by checking the appropriate box a stockholder may (i) vote FOR the item; (ii) vote AGAINST the item; or (iii) ABSTAIN from voting on such item. Under the Company’s bylaws, all such matters shall be determined by a majority of the votes cast without regard to either (a) broker non-votes; or (b) proxies marked ABSTAIN as to that matter.
      Proxies solicited hereby will be returned to the Company’s transfer agent and will be tabulated by inspectors of election designated by the Company who will not be employed by or be directors of the Company or any of its affiliates. After the final adjournment of the Annual Meeting the proxies will be returned to the Company for safekeeping.
PRINCIPAL HOLDERS OF COMMON STOCK
      (a) Security Ownership of Certain Beneficial Owners. The following table sets forth, as of the Record Date, certain information with respect to each person and institution known to the Company’s management to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Company’s Common Stock.

	Amount and Nature of	Percent
Name and Address of Beneficial Owner	Beneficial Ownership	of Class

The PNC Financial Services Group, Inc. 249 5th Avenue Pittsburgh, PA 15222	290,194(2)	7.33(1)

Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	257,483(3)	6.50(1)

Robert W. Blair 311 East Street Warren, Pennsylvania 16365	232,730(4)	5.88(1)

Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	208,699(5)	5.27(1)

Paradigm Capital Management, Inc. Nine Elk Street Albany, New York 12207	199,493(6)	5.04(1)

Loeb Partners Corporation 61 Broadway New York, NY 10006	*(7)	6.68%(7)

Opportunity — Santa Monica Group 1865 Palmer Avenue Larchmont, NY 10538	**(8)	9.8%(8)

(1)	For purposes of calculating the percent of class ownership, the figure used for the amount of outstanding Common Stock is 3,960,766, which amount represents the figure reported as outstanding by the transfer agent as of the Record Date.

(2)	PNC Bank, N.A., a wholly-owned subsidiary of PNC Bancorp, Inc., which is itself a wholly-owned subsidiary of PNC Financial Services Group, Inc. (collectively referred to herein as “PNC”), is deemed to have beneficial ownership of 290,194 shares of the Company’s Common Stock of which PNC has shared dispositive power with respect to 10,000 shares.
      The above information was provided to the U.S. Securities and Exchange Commission (the “SEC”) in a Schedule 13G filed on February 14, 2006 by PNC.

(3)	Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd. and Barclays Global Investors Japan Trust and Banking Company Limited (collectively referred to herein as “Barclays”) are deemed to have beneficial ownership of 257,483 shares of Common Stock, which shares are held by Barclays in trust accounts for the economic benefit of the beneficiaries of these accounts.
      Barclays provided the above information to the SEC in a Schedule 13G filed on January 26, 2006.

(4)	Mr. Blair disclaims beneficial ownership of certain shares not included herein that are held in several trusts of which Mr. Blair is a beneficiary of but as to which Mr. Blair has neither voting or dispositive power.
      Robert W. Blair provided the information set forth in the table above to the SEC in a Schedule 13G filed on February 10, 2006.

(5)	Dimensional Fund Advisors, Inc. (“Dimensional”), a registered investment advisor, is deemed to have beneficial ownership of 208,699 shares of Common Stock, all of which shares are held in portfolios of four registered investment companies for which Dimensional serves as investment advisor and certain other investment vehicles, including co-mingled group trusts and separate accounts for which Dimensional serves as investment manager. The portfolios own all of the shares and Dimensional disclaims beneficial ownership of all such shares, however Dimensional possesses voting and dispositive power for such shares.
      The above information was provided to the SEC in a Schedule 13G filed on February 6, 2006 by Dimensional.

(6)	Paradigm Capital Management, Inc. (“Paradigm”) is deemed to have beneficial ownership of 199,493 shares of Common Stock all of which shares are owned by advisory clients of Paradigm.
      The above information was provided to the SEC in a Schedule 13G filed on February 15, 2006 by Paradigm.

(7)	Loeb consists of eight entities, (1) Loeb Arbitrage Fund (“LAF”), a New York limited partnership, is a registered broker-dealer, (2) Loeb Arbitrage Management (“LAM”), a Delaware corporation, is the general partner of LAF, (3) Loeb Partners Corporation (“LPC”), a Delaware corporation, is a registered broker-dealer and a registered investment advisor, (4) Loeb Holding Corporation (“LHC”), a Maryland corporation, is the sole stockholder of LAM and LPC, (5) Loeb Offshore Fund, Ltd. (“LOF”), a Cayman Islands exempted company, (6) Loeb Offshore Management, LLC (“LOM”), a Delaware limited liability company, is a registered investment advisor, is wholly owned by LHC and is LOF’s and LMOF’s investment advisor, (7) Loeb Marathon Fund (“LMF”), a Delaware limited partnership, whose general partner is LAM, and (8) Loeb Marathon Offshore Fund, Ltd. (“LMOF”), a Cayman Islands exempted company.

Together Loeb owns 551,327 shares of Common Stock as of May 6, 2005, including certain shares of Common Stock purchased and sold for the account of one customer of LPC as to which it has investment discretion.

*	The information, including the amount and percentage of shares of Common Stock, set forth in the table above was provided to the SEC in a Schedule 13D filed on May 10, 2005 by Loeb, which date was prior to the Company’s tender offer and therefore the percentage of shares of Common Stock is based on 8,247,426 shares outstanding, the number of shares outstanding immediately prior to the tender offer.

(8)	Opportunity — Santa Monica Group is comprised of Santa Monica Partners Opportunity Fund L.P. (“SMPOP”) and Santa Monica Partners, L.P. (“SMP”) each a New York limited partnership, and Santa Monica Partners Asset Management LLC and SMP Asset Management LLC, each Delaware limited liability companies, which act as general partner for SMPOP and SMP, respectively.

Phillip Goldstein is deemed to be the beneficial owner of 418,450 shares of Common Stock, Andrew Dakos is deemed to be the beneficial owner of 49,500 shares of Common Stock and Lawrence J. Goldstein is deemed to be the beneficial owner of 340,550 shares of Common Stock. Power to dispose of Common Stock resides solely with Mr. Phillip Goldstein for 418,450 shares. Power to vote Common Stock resides solely with Mr. Phillip Goldstein for 137,150 shares and jointly for 6,400 shares. Power to dispose and vote Common Stock resides solely with Mr. Dakos for 49,500 shares. Power to dispose of Common Stock resides solely with Mr. Lawrence Goldstein for 340,550 shares.

**	The information, including the amount and percentage of shares of Common Stock, set forth in the table above was provided to the SEC in a Schedule 13D filed on May 3, 2005 by Opportunity — Santa Monica Group, which date was prior to the Company’s tender offer and therefore the percentage of shares of Common Stock is based on 8,247,426 shares outstanding, the number of shares outstanding immediately prior to the tender offer.
      (b) Security Ownership of Management. The following table sets forth, as of the Record Date, certain information with respect to Common Stock owned beneficially by each director and nominee for election as a director, the named executive officers included below under “Executive Compensation,” and by all current directors and executive officers of the Company as a group. Please note that as of October 28, 2005, Robert Crowley resigned as Senior Vice President (Menswear, Home and Marketing Services) and director of the Company.

	Amount and Nature of		Percent
Name of Beneficial Owner	Beneficial Ownership(1)		of Class**

Robert Crowley	21,434	(2)(3)	*

Harriet Edelman	3,575	(4)	*

David N. Elliott	4,920	(7)	*

Cynthia A. Fields	2,075		*

John O. Hanna	14,350	(2)	*

Jerel G. Hollens	125		*

Craig N. Johnson	6,900		*

John A. Lasher	19,639	(2)(3)(8)	*

Murray K. McComas	50,475	(2)(4)	1.27%

Ronald L. Ramseyer	3,325		*

Michael A. Rowe	12,565	(3)	*

Randall A. Scalise	15,806	(2)(3)	*

Michael A. Schuler	2,250		*

John E. Zawacki	113,795	(2)(3)	2.87%

All directors and executive officers as a group (includes [19] persons)	308,247	(2)(3)(5)(6)	7.78%

*	Does not exceed 1%

**	For purposes of calculating the percent of class ownership, the figure used for the amount of outstanding Common Stock is 3,960,766, which amount represents the figure reported as outstanding by the transfer agent as of the Record Date.

(1)	Unless otherwise indicated, each person has sole voting and investment power with respect to the shares beneficially owned.

(2)	The share totals include the following shares of Common Stock held by and for the benefit of members of the immediate families of certain directors, nominees and executive officers, as to which the indicated directors, nominees and executive officers have no voting or investment power, beneficial interest in which is disclaimed by such directors, nominees and executive officers: Robert D. Crowley (8,234 shares), John O. Hanna (3,100 shares), John A. Lasher (390 shares), Murray K. McComas (2,480 shares), Randall A. Scalise (225 shares) and John E. Zawacki (31,230 shares).

(3)	The share totals include the following shares of Common Stock underlying stock options granted by the Company, which are exercisable now or within 60 days of the Record Date: Robert D. Crowley (5,000 shares), John A. Lasher (2,067), Michael A. Rowe (5,018 shares), Randall A. Scalise (2,067 shares), and John E. Zawacki (58,105 shares) and all directors and executive officers listed as a group 78,193 shares).

(4)	The share totals include the following shares, which were deferred pursuant to the Company’s Stock Accumulation and Deferred Compensation Plan for non-management directors: Harriet Edelman (2,075 shares) and Murray K. McComas (2,250 shares).

(5)	This share total includes 544 shares of Common Stock, which are held by or for the benefit of members of the immediate families of executive officers of the Company not identified individually in this chart, as to which such executive officers have no voting or investment power, beneficial interest in which is disclaimed by such executive officers.

(6)	Such share totals include an aggregate of 575 shares of Common Stock jointly owned by certain of the directors and executive officers with their spouses.

(7)	Includes 1,600 shares of Company Common Stock, which Mr. Elliott holds in an IRA.

(8)	Such shares total includes 562 shares of Common Stock held of record and beneficially by the estate of Marguerite M. Lasher of which Mr. Lasher is the executor.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL 1.     ELECTION OF DIRECTORS
      One of the purposes of the meeting is to elect nine directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. The persons named in the proxy intend to vote the proxy FOR the election of directors, the nominees named below. If, however, any nominee is unwilling or unable to serve as a director, which is not expected as of the date of this Proxy Statement, the persons named in the proxy reserve the right to vote FOR such other person as may be nominated by the Nominating and Corporate Goverance Committee of the board of directors. Directors will be elected by a majority of the votes cast at the Annual Meeting without regard either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.
      The table below sets forth the name of each nominee for election as a director and the nominee’s age, position with the Company, business experience and principal occupation during the past five years, and familial relationships with other directors. With the exception of Jerel G. Hollens, who was appointed as a Director effective February 24, 2006, all of the nominees were elected as directors at the Company’s 2005 Annual Meeting of Stockholders.
      The Board of Directors recommends the election of each nominee for director listed below.

				Business
		Position with	Director	Experience During
Name	Age	Company	Since	Past Five Years

Harriet Edelman	50	Director	2001	Director, Hershey Foods Corp. (makers of chocolate and candy products), April 2003 – present; Senior Vice President, Business Transformation and Chief Information Officer, Avon Products, Inc. (direct seller of cosmetics, clothing, toys, perfume, jewelry, books and videos), New York, NY, January 2000 – present.

Cynthia A. Fields	56	Director	2003	Director, Boston Proper (retailer of women’s apparel), June 2001 – present; President, CFC Consulting (consulting firm), June 2000 – present.

John O. Hanna	74	Director	1992	Member of Executive Committee, January 2000 – present; Director, JLB Service Bank, August 2003 – present; Chairman of the Board of Directors, Northwest Bancorp, Inc. (savings and loan holding company), Warren, PA, July 2001 – July 2003; Director, President and Chief Executive Officer, Northwest Bancorp, Inc., Warren, PA, November 1994 – July 2001; Chairman, Northwest Savings Bank, Warren, PA, July 1998 – July 2003; Director, Jamestown Savings Bank (depository institution), Jamestown, NY, November 1995 – June 2005; President and Chief Executive Officer, Jamestown Savings Bank, Jamestown, NY, July 1998 – July 2003.

				Business
		Position with	Director	Experience During
Name	Age	Company	Since	Past Five Years

Jerel G. Hollens	53	Director	2006	Independent consultant, November 2005 – present; Senior Vice President – Supply Chain, Dick’s Sporting Goods (online sporting goods retailer), Pittsburgh, PA, September 2003 – November 2005; Vice President Business Design, Gap Inc. (specialty retailer), San Francisco, CA, July 2001 – April 2003; Vice President – Supply Chain, Toys R Us (toy store), Paramus, NJ, March 1997 – July 2001

Craig N. Johnson	64	Chairman of the Board	1997	Chairman of the Board, April 2003 – present; Member of Executive Committee, January 2000 – present; Managing Director and Partner, Glenthorne Capital, Inc. (financial advisory and investment banking services), Philadelphia, PA, February 1994 – February 2002.

Murray K. McComas	69	Director	1977	Member of Executive Committee 1987-2003; Chairman of the Board, April 1987 – April 2003.

Ronald L. Ramseyer	63	Director	2001	Executive Vice President – Chief Marketing Officer, Casual Male Retail Group, Inc. (big and tall men’s clothing retailer), Canton, MA, March 2005 – present; Consultant – strategic planning & multi-channel marketing, Ramseyer Direct (consulting firm), November 2002 – February 2005; President of Direct Marketing, Bass Pro Shops (outdoor gear retailers), Springfield, MO, April 2001 – November 2002; President and Chief Executive Officer, Macy’s By Mail, Inc. (mail order apparel catalogue), September 1997 – March 2001.

				Business
		Position with	Director	Experience During
Name	Age	Company	Since	Past Five Years

Michael A. Schuler	56	Director	2003	President and Chief Executive Officer, Westny Building Products Co.,( a distributor of residential and commercial window and door products), December 2003 – present; President and Chief Executive Officer, Donerail Investments, Ltd. (private investment partnership), Bradford, PA, March 2001 – December 2003; Chairman of Audit Committee, National City Corporation (financial holding company), Cleveland, OH 2000 – 2002; Board Member, Audit Committee Member, Public Policy Committee Member, National City Corporation, Cleveland, OH, 1996 – 2002; Chairman, President and Chief Executive Officer, Zippo Manufacturing Co. (retailer of lighters, pocket knives, key holders, money clips, writing instruments and tape measures), Bradford, PA, September 1986 – March 2001.

John E. Zawacki	57	Director, President, and Chief Executive Officer	1988	President and Chief Executive Officer, December 1999 – present; Member of Executive Committee 1996-present; Manager and President, Blair Payroll LLC, May 2000 – present.
      The table below sets forth the name of each executive officer of the Company not listed above, his or her age, position with the Company and business experience during the past five years:

			Executive
		Position with	Officer	Business Experience During
Name	Age	Company	Since	Past Five Years

Daniel R. Blair	37	Corporate Secretary	2003	Corporate Secretary, April 2003 – present; Corporate Human Resources Representative, March 2001 – present.

Cynthia L. Dziendziel	46	Vice President (Customer Services)	2005	Vice President (Customer Services), October 2005 – present; Merchandising Director (Menswear) October 2004 – October 2005; General Manager, The Bon Ton (department stores offering apparel, cosmetics, home furnishings, bedding and furniture and fine jewelry), February 1992 – October 2004.

			Executive
		Position with	Officer	Business Experience During
Name	Age	Company	Since	Past Five Years

David N. Elliott	52	Senior Vice President (Merchandising and Design)	2004	Senior Vice President (Merchandising and Design), October 2005 – present; Senior Vice President (Womenswear), July 2004 – October 2005; Vice President and General Merchandising Manager, Ross Simons (retailer of jewelry, luxury items and gifts), Cranston, RI, 2003 – July 2004; Executive Vice President, Merchandising and Product Development, Petals, Inc. (retailer of flowers, wedding accessories, bridal jewelry and unity candles), Tarrytown, NY, 1994 – 2003.

Jeffrey H. Parnell	44	Vice President (Marketing)	2000	Vice President (Marketing), March 2001 – present.

Larry J. Pitorak	59	Interim Chief Financial Officer	2005	Interim Chief Financial Officer, September 2005 – present; Partner, Tatum LLC, (executive services and consulting firm), Cleveland, OH, 2002 – present; Senior Vice President-Finance, Treasurer and Chief Financial Officer, The Sherwin-Williams Company (manufacturer and retailer of paints, coatings and related products), Cleveland, OH, 1973 – 2001.

Michael A. Rowe	51	Chief Information Officer and Vice President (Information Services)	2000	Chief Information Officer, July 2002 – present; Vice President (Information Services), January 2000 – present.

Theresa A. Ruby	41	Vice President (Cultural Change & Human Resources)	2005	Vice President (Cultural Change & Human Resources), March 2005 – present; Corporate Director of Leadership Supply, Bechtel Group, Inc., 2002 – March 2005; Vice President, HRMG, Inc., 1999 – 2002.

Randall A. Scalise	51	Vice President (Fulfillment)	1993	Vice President (Fulfillment), March 2001 – present.

Lawrence R. Vicini	57	Vice President (Merchandise Procurement)	1992	Vice President (Merchandise Procurement) October 2005 – present; Vice President (International Trade) June 1992 – October 2005; Director and President, Blair International Holdings, Inc., December 2000 – present; Director, Blair International, Ltd., January 2001 – present; Director, Blair International Singapore Pte. Ltd., January 2001 – present.

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities and Exchange Act of 1934 (the “Exchange Act”) requires the Company’s officers (as defined in regulations promulgated by the Securities and Exchange Commission (“SEC”) thereunder), directors and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
      Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal year 2005, Forms 5 and amendments thereto furnished to the Company with respect to fiscal year 2005, and any written representations provided by a director or officer that no Form 5 is required with respect to fiscal year 2005, the Company believes that during fiscal year 2005 its officers and directors complied with all filing requirements with the exception of Cynthia L. Dziendziel. Ms. Dziendziel filed a late report on Form 3 and there were no transactions reported on that report. The Company does not have any greater than ten percent (10%) beneficial owners.
PROPOSAL 2. APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF
INCORPORATION AUTHORIZING PREFERRED STOCK
      On February 10, 2006, our Board of Directors unanimously approved an amendment to the Restated Certificate of Incorporation of the Company, authorizing five million shares of preferred stock and permitting the Board of Directors to issue shares of preferred stock having whatever voting powers, designations, preferences, limitations, restrictions, dividend rates, conversion prices, redemption prices and relative rights as the directors shall establish from time to time, in a resolution or resolutions approving the issuance of such preferred stock. The Board of Directors has directed that the amendment be put to a vote of the stockholders at the 2006 Annual Meeting. The Board of Directors has no present intention to issue shares of preferred stock if the amendment is approved.
      In reaching its decision, the Board of Directors stated that it believes that being able to create and issue preferred stock with custom tailored terms will assist the Company to raise additional financing if and when it may be needed.
      Further authorization, for future issuances of shares of preferred stock, by a vote of the stockholders of the Company’s stock will not be solicited at the time of any such issuances.
The Board of Directors recommends approval of the amendment to the Restated Certificate of Incorporation of the Company authorizing five million shares of preferred stock and granting the Board of Directors the authority to issue shares of preferred stock from time to time in a resolution or resolutions.

EXECUTIVE COMPENSATION
      The following table summarizes the compensation earned by and awarded to the Company’s chief executive officer, John E. Zawacki, its four most highly compensated executive officers other than Mr. Zawacki, and Robert Crowley who served as an executive officer for a portion of 2005 (the “named executive officers”), for all services rendered to the Company during 2005 and for each of the previous two years.

					Long-Term
					Compensation
		Annual Compensation
					Restricted	Securities
				Other Annual	Stock	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Compensation(2)	Awards(3)	Options(4)	Compensation(5)

John E. Zawacki	2005	$471,993	$329,773	$344,886	$390,986		$47,751
President and CEO	2004	490,148	179,480	111,895	411,243	—	40,501
	2003	461,499	108,194	5,155	69,225	26,502	34,339

David N. Elliott(6)	2005	309,391	152,043	204,075	122,064	—	58,980
Senior Vice President	2004	129,239	90,390	0	401,100	—	8,558
(Merchandising & Design)	2003	—	—	—	—	—	—

Michael A. Rowe	2005	240,795	132,715	178,511	24,638	—	23,830
Vice President	2004	239,803	62,531	36,595	24,805	—	18,255
(Information Services)	2003	233,825	38,853	9,419	10,725	6,201	12,186

Randall A. Scalise	2005	242,805	106,132	42,940	51,496		23,688
Vice President	2004	240,862	62,574	65,076	24,805	—	19,775
(Fulfillment)	2003	228,645	36,219	40,278	10,725	6,201	16,977

John A. Lasher(7)	2005	241,731	103,307	334,454	24,638		23,927
Vice President	2004	244,384	56,394	6,801	24,805		18,431
(Advertising)	2003	235,331	44,866	1,703	10,725	6,201	17,855

Robert D. Crowley(8)	2005	296,303	177,389	267,855	58,400	—	29,936
Senior Vice President	2004	288,425	96,028	91,728	141,128	—	23,678
(Menswear, Home and	2003	273,505	56,755	38,540	34,613	15,000	23,781
Marketing Services) — retired

(1)	On January 17, 2005, the Compensation Committee approved an incentive award schedule for fiscal year 2005. Executive officers were eligible to receive awards equal to a percentage of their salary income for 2005. The base payout goal for 2005 was $18,000,000, such that no incentive awards would be received unless the Company’s income before income taxes equaled or exceeded this threshold figure. The income before income taxes (as determined by the Company in accordance with the incentive plan) in 2005 was $28,885,454. Therefore, incentive compensation was paid to the Company’s executive officers in 2006 for fiscal year 2005. Incentive compensation was paid by the Company to its executive officers in 2005 for 2004 and in 2004 for 2003.

The figure for 2005 includes the following amounts paid by the Company to the named executive officers to allow such officers to pay in full for restricted stock awards issued pursuant to the Company’s Employee Stock Purchase Plan in 1997: John E. Zawacki ($5,683); Randall A. Scalise ($3,789); and John A. Lasher ($3,789)

(2)	The figure for 2005 includes the sum of (i) amounts reimbursed to the named executive officers for the payment of taxes on restricted stock awards and the underlying vesting of shares, (ii) interest imputed on the deferred payment for restricted stock not yet fully paid for by the named executive officers, (iii) with respect to shares purchased by the named executive officers through the exercise of nonqualified stock options, the dollar value of the difference between the price paid by the named executive officers and the fair market value of such security at the date of purchase, (iv) amounts paid out to compensate the named executive officers for personal days, of which employee is entitled to five, not utilized during the year, and (v) amounts reimbursed to certain executive officers for a reduction in earned vacation days available for use due to a Company policy change.

(3)	The figures for restricted stock awards made prior to August 2002 under the 2000 Omnibus Stock Plan (the “Omnibus Plan”) include the dollar value of the difference between the purchase price paid to date by the named executive officer for stock and the fair market value of the stock on the date of grant. The purchase price of shares awarded pursuant to the Omnibus Plan prior to August 2002 is paid over time out of cash dividends, when and if declared and paid by the Company. Seven years after the grant of restricted stock, the participant may elect to pay off any outstanding amount still owed for the purchase price of such restricted stock. Although the Company did not receive any cash at the time the shares were awarded, the recipient was immediately entitled to receive dividends and vote the shares. If the participant’s employment with the Company is terminated for any reason other than death, retirement, termination without cause or disability, shares previously awarded are subject to reversion to the Company and in such event, the Company reimburses the participant for any dividends previously applied towards the purchase price of such restricted stock. For stock received under the employee stock purchase plan (the “ESPP”) or the Omnibus Plan prior to August 2002 vesting occurs when the stock has been fully paid for. Therefore, the timing of payment in full is impacted by changes to the Company’s dividend policy from year to year. Dividends are paid on all shares of restricted stock received pursuant to the ESPP or the Omnibus Plan prior to August 2002 as and when dividends are declared by the Company with respect to its outstanding Common Stock. Dividends are paid on all shares of restricted stock received pursuant to the ESPP or the Omnibus Plan after August 2002 when such restricted stock is deemed outstanding pursuant to a five year vesting schedule whereby the restricted stock vests and therefore is deemed outstanding in five equal installments. After August 2002, the Company no longer issues stock subject to deferred payment for named executive officers.

Aggregate restricted stock holdings and the related amount owed at the end of 2005 for each of the named executive officers were:

(*)	Number of Shares	Value

	(on 12/31/05)

John E. Zawacki	13,500	$54,675

David N. Elliott(**)	—	—

Michael A. Rowe	6,500	18,175

Randall A. Scalise	3,804	15,431

John A. Lasher	3,500	14,225

Robert D. Crowley	5,100	21,155

(*)	The information provided in this table is included in the Executive Compensation table above and is broken out here for the reader’s convenience.

(**)	Mr. Elliott joined the Company after it ceased issuing stock subject to deferred payment at less than the fair market value.

Restricted stock awards were made in 2005 under the Omnibus Plan. In January of 2005, the Company entered into restricted stock award agreements with certain of the executive officers pursuant to which awards made under the Omnibus Plan are subject to matching grants to the extent the executive officer purchases shares during the vesting period at fair market value. The award and matching grant each vest over a five-year period, commencing in 2006. The 2005 issuance is described more fully below under “Report of the Compensation Committee.” The Company has decided to discontinue the provision of matching grants starting in 2006.

Aggregate restricted stock awards and matching grants awarded in 2005 for each of the named executive officers were:

	Number of	Amount of
(*)	Shares Awarded	Matching Award

John E. Zawacki	5,125	5,125

David N. Elliott	1,600	1,600

Michael A. Rowe	675	0

Randall A. Scalise	675	675

John A. Lasher	675	0

Robert D. Crowley	1,600	0

(*)	The information provided in this table is included in the Executive Compensation table above and is broken out here for the reader’s convenience.

(4)	Pursuant to the Omnibus Plan, in 2003 the Company issued nonqualified stock options to certain eligible participants.

(5)	Includes the Company’s contributions made for the benefit and on behalf of the named executive officer under the following:

A.	Life Insurance — The dollar value of premiums for term life insurance paid by the Company for the benefit of each of the named executive officers is:

(*)	2003	2004	2005

John E. Zawacki	$1,139	$1,924	$2,178

David N. Elliott	—	289	711

Michael A. Rowe	316	413	529

Randall A. Scalise	324	400	533

John A. Lasher	513	513	530

Robert D. Crowley	619	675	1,269

(*)	The information provided in this table is included in the Executive Compensation table above and is broken out here for the reader’s convenience.

B.	The Company’s Profit Sharing and 401(k) Plan —
     The Company’s Profit Sharing and 401(k) Plan (the “Plan”) has two components, a savings component, and a profit sharing component. Under the savings component, which is available to all employees of the Company with at least six months of service, the Company matches employees’ 401(k) contributions to the Plan of one percent (1%) to five percent (5%) of that employee’s salary. Employee contributions and matching employer contributions are immediately one hundred percent (100%) vested. The amount allocated to each of the named executive officers in 2005 was $10,500, in 2004 was $10,250, and in 2003 was $10,000 — except that Mr. Elliott received no allocation in 2004 and 2003.
     Under the 2005 profit sharing component of the Plan, which covers all employees of the Company with one or more years of service, the Company contributed twelve percent (12%) of its “adjusted net income,” as defined in the Plan, to the Plan’s trust fund. Amounts contributed by the Company to the trust fund are allocated among participating employees based on salary and years of service to the Company. The salary portion of the allocations to the executive officers listed in this table were capped by the annual compensation limit which was $200,000 in 2003, $205,000 in 2004 and $210,000 in 2005. The amounts allocated are invested in accordance with the instructions of the individual Plan participants in investments approved by the Plan trustees. Amounts allocated to the named executive officers are:

(*)	2003	2004	2005

John E. Zawacki	$4,868	$5,631	9,973

David N. Elliott	—	—	9,819

Michael A. Rowe	4,808	5,630	9,857

Randall A. Scalise	4,863	5,625	9,964

John A. Lasher	4,858	5,620	9,954

Robert D. Crowley	4,868	5,631	9,973

(*)	The information provided in this table is included in the Executive Compensation table above and is broken out here for the reader’s convenience.

C.	Benefit Restoration Plans — The following amounts provided pursuant to the Company’s benefit restoration plans compensate the named executive officers for benefits not otherwise paid under the savings component of the Company’s Plan due to limitations imposed by tax law:

(*)	2003	2004	2005

John E. Zawacki	$13,075	$15,165	$13,100

David N. Elliott	—	—	4,937

Michael A. Rowe	1,384	1,962	1,587

Randall A. Scalise	1,348	2,641	1,456

John A. Lasher	1,767	2,048	1,587

Robert D. Crowley	3,675	4,972	4,315

(*)	The information provided in this table is included in the Executive Compensation table above and is broken out here for the reader’s convenience.

The following amounts provided pursuant to the Company’s benefit restoration plans compensate the named executive officers for benefits not otherwise paid under the profit sharing component of the Company’s Plan due to limitations imposed by tax law:

(*)	2003	2004	2005

John E. Zawacki	$6,144	$7,530	$12,000

David N. Elliott	—	—	4,454

Michael A. Rowe	486	855	1,357

Randall A. Scalise	469	859	1,235

John A. Lasher	784	977	1,356

Robert D. Crowley	1,689	2,150	3,879

(*)	The information provided in this table is included in the Executive Compensation table above and is broken out here for the reader’s convenience.

The above-stated amounts under the Company’s benefit restoration plans were paid by the Company to the named executive officers in 2006 for 2005, in 2005 for 2004 and in 2004 for 2003.

D.	Temporary Housing and Transportation Expenses — The amount disclosed for Mr. Elliott under the heading “All Other Compensation” in the Executive Compensation table above includes amounts paid to cover temporary housing and transportation expenses provided as a condition of his employment in the amount of $28,558 for 2005 and $5,689 for 2004.

(6) Mr. Elliott was not an executive officer of the Company prior to 2004.
(7) Mr. Lasher retired effective February 24, 2006.
(8) Mr. Crowley, who retired as a Senior Vice President, effective October 28, 2005, is included as a named executive officer because he would have been reported as one of the Company’s four most highly compensated executive officers other than the Chief Executive Officer if he had been serving as an executive officer at December 31, 2005.
Stock Option Grants
      The Omnibus Plan, which is administered by the Compensation Committee, permits the grant of awards to officers, directors, employees and consultants of the Company or of any of the Company’s affiliates (each, a “Participant”). The Compensation Committee may grant, to eligible Participants, awards of incentive stock options or nonqualified stock options; provided, however, that awards of incentive stock options shall be limited to employees of the Company or of any subsidiary of the Company. The Company did not grant any incentive stock options or nonqualified stock options during the last fiscal year.
      The following table(1) provides certain information with respect to the number of shares of Common Stock represented by outstanding options held by the named executive officers as of December 31, 2005. Also reported are the values for “in-the-money” options, which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.

	Number of Securities
	Underlying Unexercised		Value of Unexercised In the
	Options at December 31,		Money Options at
	2005		December 31, 2005(2)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

John E. Zawacki	49,271	8,834	$902,932	$135,514

Robert D. Crowley	0	5,000	0	76,700

David N. Elliott	0	0	0	0

John A. Lasher	0	2,067	0	31,708

Michael A. Rowe	2,951	2,067	45,268	31,708

Randall A. Scalise	3,484	2,067	59,538	31,708

(1)	The information provided in this table is included in the Executive Compensation table above and is broken out here for the reader’s convenience.

(2)	Based on the market value of the underlying Common Stock at December 31, 2005 ($38.94) minus the relevant exercise price (either $17.10, $19.30, or $23.60).

Long Term Compensation Program
      The following table summarizes the awards made to named executive officers in the last completed fiscal year under the Company’s Long Term Compensation Program (the “Program”):
Long-Term Compensation Plan — Awards in Last Fiscal Year

			Estimated Future Payouts under
			Non-Stock Price-Based Plans(3)(4)

(a)	(b)	(c)	(d)	(e)	(f)
	Number of	Performance or
	Shares, Units	Other Period
	or Other	Until Maturation	Threshold	Target	Maximum
Name	Rights(1)	or Payment(2)	($)	($)	($)

John E. Zawacki	5,125	3 years	148,092	296,183	592,366

Robert D. Crowley	1,600	3 years	13,465	26,930	53,860

David N. Elliott(5)	1,600	3 years	48,090	96,179	192,358

John A. Lasher(5)	675	3 years	7,478	14,955	29,910

Michael A. Rowe	675	3 years	19,173	38,345	76,690

Randall A. Scalise	675	3 years	19,173	38,345	76,690

(1)	The number of shares reflected in this column have already been awarded under the Program and are reflected in the Executive Compensation table above.

(2)	The period reflected in this column applies only to the dollar amounts in columns (d), (e) and (f).

(3)	The dollar amounts in columns (d), (e) and (f) represent amounts that may be earned, if any, pursuant to the Program, by the named executive officers over the next three years only if certain goals set at the initiation of the Program are met.

(4)	The Compensation Committee, in its sole discretion, may elect to award shares, cash or a combination of both.

(5)	The amounts estimated for Messrs. Crowley and Lasher have been adjusted to reflect their retirement from the Company.
Severance Agreements
      John Zawacki and each of the named executive officers (with the exception of Mr. John Lasher, who retired on February 24, 2006) currently have change in control severance agreements (each a “CIC Agreement” and collectively referred to herein as the “CIC Agreements”) with the Company. The CIC Agreements are for a term of three years and will be extended by the Board of Directors of the Company for an additional year upon each annual anniversary date of the date of the CIC Agreement such that the remaining term is always three years. The CIC Agreements provide that at any time within three years following a change in control of the Company, if the Company terminates the executive’s employment with the Company for any reason other than death, disability, retirement, or “cause”’ (as defined in the CIC Agreements), or the executive voluntarily terminates his employment following demotion, loss of title, office, significant authority or responsibility, any material reduction in compensation or benefits, or relocation of his principal place of employment, the executive will be entitled to receive a payment in an amount equal to three times (two times for Messrs. Rowe and Scalise) his respective base annual salary in effect immediately prior to the change in control or his termination (whichever is greater) plus the greater of (a) the executive’s average annual incentive bonus over the previous three years or (b) the higher of the target incentive bonus in the year of the change in control or the year of termination. In addition, the CIC Agreements grant Messrs. Elliott and Zawacki the right to walk-away from the Company in the thirteenth month following a change in control rather than accept a demotion, loss of title, office, significant authority or responsibility, or any material reduction in compensation or benefits. The CIC Agreements also provide for the acceleration of vesting of any stock options or stock awards, the payment of three times (two times for Messrs. Rowe and Scalise) the amount of any target award under the Program, the continuation of certain life and medical insurance benefits as well as retirement and out placement benefits. In addition, the Company will make “gross up” payments to the executive if any payments or benefits to be made under the CIC Agreement are subject to excise tax.
      Mr. Elliott also has a severance arrangement with the Company that provides for twelve (12) months of his then current salary in the event of his involuntary separation with the company for other than material cause, retirement or death.
      Robert D. Crowley and John A. Lasher (the “Executives”) have each entered into a separation and release agreement with the Company, effective October 25, 2005 and February 24, 2006, respectively (the “Agreements”). Pursuant to the Agreements, the Company has agreed to continue to provide each of the Executives their weekly salary for a specific severance period from the effective date of each Agreement, 66 weeks and 58 weeks for Messrs. Crowley and Lasher, respectively. Under the Agreements, the Executives will also be compensated for any unused accrued vacation or personal time, either in a lump sum or over a run-off period. The Executives may also continue coverage under any Company group health plan for a certain period of time. Additionally, any options or restricted shares granted on or before the effective date of the Agreements will vest on the effective date and the Executives will also receive a lump sum payment in consideration of participation in certain performance share plans.
COMMITTEES OF THE BOARD OF DIRECTORS
      During 2005, the Board of Directors held thirteen meetings. Each incumbent member of the Board of Directors attended more than 75 percent of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board on which he or she served. All members of the Board of Directors attended the prior year’s annual meeting. While the Company does not have a policy with regard to board members’ attendance at annual meetings, the Company strongly encourages such attendance.
      The Board of Directors has the following standing committees, which met during fiscal year 2005: Audit Committee, Compensation Committee, Executive Committee and Nominating and Corporate Governance Committee.
      During 2005 a Special Committee was established to assist the Board of Directors respond to an unsolicited takeover bid, negotiate the sale of the Company’s credit portfolio and commence a tender offer. The Special Committee consisted of Bryan J. Flanagan, Craig N. Johnson, Thomas P. McKeever, Ronald L. Ramseyer, Michael A. Schuler, and John E. Zawacki. Two of the non-management members of the Special Committee, Ronald L. Ramseyer and Michael A. Schuler, received a cash grant of $17,500 and $35,000, respectively, for their service on the Special Committee; Craig N. Johnson received no additional compensation. The Special Committee was dissolved after termination of the tender offer.
Audit Committee
      The Audit Committee consists of Harriet Edelman, John O. Hanna, Craig N. Johnson, and Michael A. Schuler. The Audit Committee met seven times during 2005. The Audit Committee assists the Board of Directors in fulfilling its responsibilities concerning corporate accounting, the reporting practices of the Company and the integrity and quality of financial reports of the Company. All members of the Audit Committee are “independent” as that term is defined by the American Stock Exchange. Michael A. Schuler is the “Audit Committee Financial Expert” as that term is defined in Item 401(h) of Regulation S-K.

REPORT OF THE AUDIT COMMITTEE
      The Audit Committee of the Board of Directors adopted a revised written charter on February 25, 2004. The Audit Committee will reassess the adequacy of the Audit Committee charter on a periodic basis.
      In accordance with its written charter the Audit Committee assists the Board of Directors by fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.
      In discharging its oversight responsibility as to the audit process, the Audit Committee has obtained from the Company’s independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” has discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.
      The Audit Committee has reviewed and satisfied itself regarding the Company’s internal auditors and independent auditors, the overall scope and plans for their respective audits, and the results of internal audit examinations. The Audit Committee has also discussed with management, the internal auditors and the independent auditors, the quality and adequacy of the Company’s internal controls as well as the overall quality of the Company’s financial reporting process.
      The Audit Committee has discussed, reviewed, and satisfied itself with respect to the independent auditors’ communications required by generally accepted accounting principles, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and has discussed and reviewed the results of the independent auditors’ examination of the Company’s financial statements. In addition, the Audit Committee considered the compatibility of non-audit services with the auditors’ independence.
      The Audit Committee, or its Chairman on behalf of the Audit Committee, has discussed the interim financial information contained in the Company’s quarterly earnings announcements with management and the independent auditors prior to public release. The Audit Committee has reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2005, with management and the independent auditors.
      Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005. The Audit Committee also recommended the reappointment, subject to shareholder ratification, of Ernst & Young LLP as independent public accountants of the Company for fiscal year 2006 and the Board of Directors concurred in such recommendation.
Members of the Audit Committee
John O. Hanna (Chairman)
Harriet Edelman
Craig N. Johnson
Michael A. Schuler
Compensation Committee
      The Compensation Committee, consisting of Cynthia A. Fields, Craig N. Johnson, Murray K. McComas and Ronald L. Ramseyer, recommends policies for and levels of executive officer compensation, administers the Company’s 2000 Omnibus Stock Plan and provides oversight of corporate compensation and benefit programs and policies. All members of the Compensation Committee are

“independent” as that term is defined by the American Stock Exchange. The Compensation Committee held seven meetings during 2005.
Compensation of Directors
      In 2005, non-management members of the Board of Directors each received an annual retainer consisting of a stock grant of 750 shares of the Company’s Common Stock, which was issued on April 21, 2005, and a cash grant of $25,000. Non-management members of the Board of Directors also received compensation in 2005 in the amount of $1,500 for each meeting of the Board of Directors attended and $1,000 for each meeting attended of each of the Committees of the Board of Directors on which such director serves.
      Craig N. Johnson earned $11,500 per month for serving as the Company’s Chairman of the Board. Beginning in April 2005, Committee chair retainers were increased to the following amounts on an annual basis: Audit Committee ($10,000), Compensation Committee ($5,000), and Nominating and Corporate Governance Committee ($5,000). In 2005, John O. Hanna deferred the $25,000 cash grant and all other fees he was entitled to for his service as a member of the Board and committees thereof.
      Management members of the Board of Directors are not compensated for attending meetings of the Board of Directors or its Committees.
Compensation Committee Interlocks and Insider Participation
      The Compensation Committee consists of Cynthia A. Fields, Craig N. Johnson, Murray K. McComas and Ronald Ramseyer. Mr. McComas was formerly an officer of the Company.
Compensation Committee Report on Executive Officer Compensation
      For fiscal year 2005, the Compensation Committee made decisions on compensation for executive officers of the Company. In accordance with the rules of the SEC designed to enhance disclosure of policies concerning executive compensation, set forth below is the report submitted by the Compensation Committee addressing the Company’s compensation policies with respect to executive officers for fiscal year 2005.
REPORT OF THE COMPENSATION COMMITTEE
      General. The Compensation Committee of the Board of Directors is responsible for salary levels, bonuses and other compensation components for all officers of the Company deemed by the Board of Directors to be within the SEC’s definition of “executive officer,” i.e., a company’s president, any vice president in charge of a principal business unit, division or function or any other officer or person who performs similar policymaking functions for the Company. All named executive officers of the Company are considered “executive officers.”
      The Compensation Committee’s decisions on compensation levels for the Chief Executive Officer and other executive officers with respect to all compensation, with the exception of compensation received pursuant to the incentive programs (see discussion below under “Incentive Awards” and “Restricted Stock Awards”), ultimately were subjective and were based on consideration of a number of qualitative factors. A market analysis for each executive position is performed by Towers Perrin, including an assessment of market based compensation at the 50th percentile (base salary), benchmarking target total annual compensation (base salary and target annual incentive), and target total direct compensation (base salary, targeted annual incentive and long term incentives). No one factor was determinative of the compensation level of any of the executive officers. Moreover, the Compensation Committee did not weigh any one factor against any other in the determination of the salaries, bonuses and other compensation components of the executive officers.

      John E. Zawacki, President and Chief Executive Officer of the Company, participated, at the request of the Compensation Committee, in the evaluation and discussion of appropriate salary levels for all executive officers, except his own compensation. Mr. Zawacki does not participate in the evaluation or determination of his own compensation except that he has requested, and the Compensation Committee has agreed, to receive no increases in his own base salary. This has occurred in both 2005 and 2004.
      Executive Salaries and Bonuses. The Compensation Committee annually reviews and evaluates base salaries and annual bonuses for its Chief Executive Officer and other executive officers pursuant to a compensation schedule (the “Schedule”), which is based both upon the recommendations of internal management and upon those of an outside compensation consultant. The Schedule was most recently updated in 2005 when a review was conducted of the compensation paid to the Company’s exempt employees, inclusive of all executive officers. The Schedule includes compensation ranges for differing position grades and levels based upon a review process that included a proxy analysis and a survey of compensation levels of related position responsibilities among similar industries, as well as the regional market, provided by the Company’s outside compensation consultant.
      Individual salaries for the Chief Executive Officer and other executive officers are determined on the basis of the executive officer’s job grade, experience, and individual performance. The Chief Executive Officer and executive officers’ salary ranges are reviewed annually, with assistance from the Company’s outside compensation consultant, to provide for as-needed and market-based adjustments. Ongoing market benchmarking relative to the placement of individual executive officer positions within the compensation structure is performed commensurate with changes in assigned duties and responsibilities. With the assistance of the Company’s outside compensation consultant, a comprehensive and market-based assessment of the Chief Executive Officer and other executive officer compensation structure is performed every three to four years.
      In 2005, the Compensation Committee reviewed the base salary ranges of the Chief Executive Officer and other executive officer levels and compared the Company’s base salary ranges with documented market ranges provided by the Company’s outside compensation consultant. The Chief Executive Officer and all executive officer base salaries fell within the market ranges for their respective salary levels.
      Incentive Awards. On January 17, 2005, the Compensation Committee reviewed and approved the incentive award schedule for fiscal year 2005. Under this incentive award schedule, executive officers, including the Chief Executive Officer, were eligible to receive awards equal to a percentage of their base salary income for the year. The percentage is dependent upon the Company’s income before income taxes for the year. The threshold income before income taxes figure for 2005 was $18,000,000. No incentive awards are received unless the Company’s income before income taxes equals or exceeds this threshold figure. If the Company’s income before income taxes exceeds the threshold incentive awards are increased within a graduated range. The Company’s income before income taxes in 2005 (as determined by the Company in accordance with the incentive plan) was $28,885,454; consequently, incentive compensation was paid by the Company to its executive officers, including its Chief Executive Officer, for fiscal year 2005.
      Stock Option Grants. The Omnibus Plan, a comprehensive benefits plan adopted at the Company’s April 18, 2000 Annual Meeting of Stockholders, gives the Company the ability to offer a variety of equity-based incentives to persons who are key to the Company’s growth, development, and financial success. There were no stock option grants in 2005.
      Restricted Stock Awards. Restricted stock awards under the Omnibus Plan are designed to recognize the contributions of individual employees, key to the Company’s performance and to align the interests of management with that of our stockholders. For many years, the Company has endorsed the view that management and key employees of the Company should be stockholders of the Company, so that they will be motivated to increase stockholder value. This policy is implemented through the award of rights to purchase shares of Common Stock under the Omnibus Plan to selected employees of the Company.
      In 2004, the Compensation Committee adopted a new long-term compensation program (the “Program”) for executive officers, which provides for the grant of restricted stock and performance shares. On January 17, 2005, the Compensation Committee reviewed and approved the award schedule for the Program for 2005. The Program provides for executive officers to be paid an amount, which is a percentage of the employee’s base salary, and is dependent in part on the cumulative results of the Company’s pre-tax net income for the three years beginning in 2005. The percentage is determined using market survey data provided by an outside consultant. The compensation is payable in two equal parts: half is an award of restricted stock; and the other half is an award of performance shares payable in cash or stock at the end of the performance period, with the decision as to whether cash, stock or a combination of both should be paid is within the discretion of the Compensation Committee as ratified by the Board of Directors. The amount of the latter half is determined on the basis of a comparison of the Company’s actual three-year results against cumulative goals set by the Board of Directors at the initiation of the three-year period. Please see the “Long Term Incentive Plans  — Awards in Last Fiscal Year” table on page      for the threshold, target and maximum share amounts under the Program.
      On January 18, 2005, in accordance with the Program, restricted stock awards were made to sixteen executive officers totaling 18,575 shares, with individual grants ranging from 275 to 5,125 shares. All awards made to executive officers in 2005 (under the Program) are subject to a five-year vesting schedule, whereby shares vest in five equal annual installments. Executive officers were also eligible to qualify for matching share awards based on their purchases of Common Stock in the open market or through their personal dividend reinvestment plan accounts, during the period from February 18, 2005 to December 15, 2005. These awards were granted on December 16, 2005, to six qualifying participants. A total of 7,821 restricted share awards were granted as fully paid at the closing price on December 16, 2005 ($39.79). The Company has decided to discontinue the provision of matching grants starting in 2006.
      Decisions of the Committee are final and binding on the Company, subject to ratification by the Board of Directors.
Members of the Compensation Committee
Craig N. Johnson (Chairman)
Murray K. McComas
Ronald L. Ramseyer
Cynthia A. Fields
Executive Committee
      The Executive Committee of the Board of Directors consists of John O. Hanna, Craig N. Johnson, Harriet Edelman and John E. Zawacki. Mr. Johnson is the Chairman of the Executive Committee. The Executive Committee has the power to act on behalf of the board and to direct and manage the business and affairs of the Company whenever the board is not in session. The Executive Committee held five meetings during 2005.
Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee, which consists of Cynthia A. Fields, Murray K. McComas, Ronald L. Ramseyer and Michael A. Schuler, held four meetings during 2005. All members of the Nominating and Corporate Governance Committee are “independent” as that term is defined by the American Stock Exchange. The Nominating and Corporate Governance Committee is responsible for considering and recommending the nominees for director to stand for election at the Company’s Annual Meeting of Stockholders, as well as recommending director candidates in the interim and reviewing recommendations of nominees for executive officer positions. In addition, the

Nominating and Corporate Governance Committee is responsible for developing, recommending, reviewing and evaluating various corporate governance principles and practices.
      Effective March 23, 2004, the Nominating and Corporate Governance Committee adopted a Nominating and Corporate Governance Committee charter. A copy of the Nominating and Corporate Governance Committee charter is available on the Company’s website: www.blair.com.
      The Company does not have a policy with regard to the consideration of any director candidates recommended by security holders. The Board of Directors believes a policy specific to candidates recommended by security holders is not necessary because the Board follows the same evaluation procedures whether directors or stockholders recommend a candidate.
      In identifying and evaluating nominees for director, the Nominating and Corporate Governance Committee considers whether the candidate has the highest ethical standards and integrity and sufficient education, experience and skills necessary to understand and wisely act upon the complex issues that arise in managing a publicly-held company.
      The Nominating and Corporate Governance Committee annually assesses the qualifications, expertise, performance and willingness to serve of existing directors. If at any time during the year the Nominating and Corporate Governance Committee determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, an “independent director,” within the meaning of the American Stock Exchange and SEC rules, designated by the Nominating and Corporate Governance Committee, will initiate a search, working with staff support and seeking input from other directors and senior management, and considering any nominees previously submitted by stockholders. The assistance of a corporate recruiting firm specializing in director level searches may be employed to assist in this process.
      The Nominating and Corporate Governance Committee is responsible for identifying an initial slate of candidates satisfying the qualifications set forth above for election at each annual meeting of stockholders. The Nominating and Corporate Governance Committee will then determine if other directors or members of senior management have relationships with the candidates and can initiate contact. To the extent feasible, all of the members of the Nominating and Corporate Governance Committee will evaluate the prospective candidates. Evaluations and recommendations of the Nominating and Corporate Governance Committee will be submitted to the whole Board for final evaluation. The Board will meet to consider such information and to select candidates for election or appointment to the Board.
      With the exception of Jerel G. Hollens, each of the nominees approved by the Nominating and Corporate Governance Committee for inclusion on the Company’s Proxy Card are nominees who are directors standing for re-election. A non-management director recommended Mr. Hollens for nomination.

STOCK PERFORMANCE GRAPH
      The following line graph compares the yearly percentage change in the cumulative total stockholder return on the Common Stock with the cumulative total return of the AMEX Market Value Index and the S&P 1500 Retailing Index. The graph below assumes $100 invested, after the close of the American Stock Exchange on Friday December 31, 2000, in each of the Common Stock, AMEX Market Value Index and S&P 1500 Retailing Index and further assumes that all quarterly dividends were reinvested at the average of the closing prices at the beginning and end of each such quarter.
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
Among Blair Corporation Common Stock, AMEX Market Value Index
S&P 1500 Retailing Index and Peer Group Index

	Blair Corporation	AMEX Market Value Index	S&P 1500 Retailing Index

1/1/2001	100	100	100
2001	126	94	119
2002	133	92	92
2003	143	131	131
2004	214	160	160
2005	238	196	163

	1/1/2001	2001	2002	2003	2004	2005
Blair Corporation	$100	$126	$133	$143	$214	$238
AMEX Market Value Index	100	94	92	131	160	196
S&P 1500 Retailing Index	100	119	92	131	160	163
      The Report of the Compensation Committee and the Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
Security Holder Communications with the Board of Directors
      The Company has established procedures for security holders to communicate directly with the Board of Directors on a confidential basis. Security holders who wish to communicate with the Board or with a particular director may send a letter to the Corporate Secretary of Blair Corporation at 220 Hickory Street, Warren, PA 16366. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Security Holder-Board Communication” or “Security Holder-Director

Communication.” All such letters must identify the author as a security holder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. If a security holder wishes the communication to be confidential, such security holder must clearly indicate on the envelope that the communication is “confidential.”
PROPOSAL 3. APPOINTMENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS
      The Company’s independent public accountants for the year ended December 31, 2005 were Ernst & Young LLP. The Audit Committee of the Company’s Board of Directors has reappointed Ernst & Young LLP to continue as independent public accountants for the Company for the year ending December 31, 2006, subject to the ratification of such appointment by the stockholders. Fees for the last two fiscal years were:

	2005	2004

Audit Fees	$718,448	$823,974

Audit-Related Fees(1)	44,800	50,200

Tax Fees(2)	14,398	57,964

All Other Fees	—	—

(1)	Fees billed for assurance and related services relating to audit and financial statements (Profit Sharing and Savings Plan Audit).

(2)	Fees billed for professional services rendered for foreign tax services.
      The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent public accountant. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent public accountant is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting.
      All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
      A resolution calling for the ratification of the appointment of Ernst & Young LLP will be presented at the Annual Meeting. Representatives of Ernst & Young LLP will be present at the Annual Meeting to make a statement if they desire to do so and to respond to appropriate questions.
      The Audit Committee of the Board of Directors recommends ratification of the appointment of Ernst & Young LLP.
OTHER MATTERS
      Management does not know of any matters to be brought before the meeting other than the matters that are set forth in the Notice of the Annual Meeting of Stockholders that accompanies this Proxy Statement and are described herein. In the event that any such matters do come properly before the meeting, it is intended that the persons named in the form of proxy solicited by management will vote all proxies in accordance with their best judgment.

Receipt of Stockholder Proposals
      Any stockholder proposals, which are to be presented for inclusion in the Company’s proxy materials for the 2007 Annual Meeting of Stockholders in reliance on Rule 14a-8 of the Securities Exchange Act of 1934 must be received by the Corporate Secretary of Blair Corporation, 220 Hickory Street, Warren, Pennsylvania 16366, no later than November 20, 2006. Notice of any stockholder proposal submitted outside of the process provided for in Rule 14a-8 of the Securities Exchange Act of 1934 must be received by the Corporate Secretary of Blair Corporation, 220 Hickory Street, Warren, Pennsylvania 16366, no later than January 20, 2006. The proxy to be solicited on behalf of the Company for the 2007 Annual Meeting of Stockholders may confer discretionary authority to vote on any such proposal not considered to have been timely received that nonetheless properly comes before the 2007 Annual Meeting of Stockholders.
Expense of Solicitation of Proxies
      The cost of solicitation of proxies on behalf of the Company is borne by the Company. Directors, officers and other employees of the Company, without being provided additional compensation, may also solicit proxies. The Company will also request persons, firms and companies holding shares in their names, or in the name of a nominee, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and the Company will reimburse such holders for their reasonable expenses in doing so.

Daniel R. Blair
Secretary
March 24, 2006

c/o National City Bank
Corporate Trust Operations
Locator 5352
P. O. Box 92301
Cleveland, OH 44101-4301

Vote by Telephone

Have your proxy card available when you call the Toll-Free Number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

Vote by Internet

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions presented to record your vote.

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15230.

Vote by Telephone Call Toll-Free using a Touch-Tone phone: 1-888-693-8683	Vote by Internet Access the website and cast your vote: www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided.
Vote 24 hours a day, 7 days a week!
If you vote by telephone or Internet, please do not send your proxy by mail

è
If voting by mail, Proxy must be signed and dated below.
ê    Please fold and detach card at perforation before mailing.    ê

Blair Corporation
Proxy for Annual Meeting of Stockholders to be held on April 20, 2006
This proxy is solicited on behalf of the Board of Directors
The undersigned hereby appoints Craig N. Johnson, Daniel R. Blair, and John E. Zawacki, and each of them with power of substitution in each, as proxies to represent the undersigned at the annual meeting of the stockholders of Blair Corporation, to be held at the Library Theatre, 302 Third Avenue West, Warren, Pennsylvania on Thursday, April 20, 2006 at 11:00 A.M. and at any adjournments thereof, to vote the same number of shares and as fully as the undersigned would be entitled to vote if then personally present in the manner directed by the undersigned. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

Dated:	, 2006

Signature(s) of stockholders(s)

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

ê    Please fold and detach card at perforation before mailing.    ê

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF NOMINEES IN ITEM 1, FOR THE AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION IN ITEM 2, AND FOR THE RATIFICATION OF AUDITORS IN ITEM 3; AND THE PROXIES ARE AUTHORIZED, IN ACCORDANCE WITH THEIR JUDGMENT, TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

1.	Election of Directors

	❑	FOR all nominees listed below	❑	WITHHOLD AUTHORITY
		(except as marked to the contrary below)		to vote for all nominees listed below

	Nominees:	(1) Harriet Edelman	(2) Cynthia A. Fields	(3) John O. Hanna
		(4) Jerel G. Hollens	(5) Craig N. Johnson	(6) Murray K. McComas
		(7) Ronald L. Ramseyer	(8) Michael A. Schuler	(9) John E. Zawacki

INSTRUCTIONS: To withhold authority to vote for any such nominee(s), write the name(s) of the nominee(s) on the line below:

2.	The proposal to amend the Restated Certificate of Incorporation of Blair Corporation to authorize five million shares of preferred stock.

	❑ FOR	❑ AGAINST	❑ ABSTAIN

3.	The proposal to ratify the appointment of Ernst & Young LLP as auditors.

	❑ FOR	❑ AGAINST	❑ ABSTAIN
YOUR VOTE IS IMPORTANT!
(Continued, and to be signed, on the other side)